SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


          ------------------------------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       -------------------------------------------------------------------


         Date of Report (Date of earliest event reported): June 16, 1999








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Florida                      333-67787                59-3396369
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                  400 East South Street                       32801
                     Orlando, Florida                      (Zip Code)
         (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

              Acquisition of Properties

         Western International Portfolio. On June 16, 1999, Hotel Investors purchased three of eight Hotels (the "Additional Hotels") pursuant to a series of agreements between the Company and Five Arrows as described in the section of the Prospectus entitled "Business -- Property Acquisitions." Hotel Investors purchased the Additional Hotels for an aggregate purchase price of $76,767,135. The Additional Hotels are the Courtyard(R) by Marriott(R) located in Scottsdale, Arizona (the "Scottsdale Downtown Property"), the Courtyard by Marriott located in Seattle, Washington (the "Lake Union Property") and the Residence Inn(R) by Marriott(R) located in Phoenix, Arizona (the "Phoenix Airport Property"). As a result of these purchases and the purchase of the Initial Hotels, Five Arrows has funded a total of $48,336,573 of its $50,890,000 commitment to Hotel Investors and purchased a total of 48,337 shares of Class A Preferred Stock. In addition, Five Arrows has invested a total of $14,249,622 of its $15 million commitment to the Company through the purchase of 1,499,960 Shares of the Company's common stock. In connection with the acquisition of the Additional Hotels and the Initial Hotels, the Company has funded a total of $37,978,736 of its $40 million commitment to Hotel Investors and purchased 37,979 shares of Class B Preferred Stock. Hotel Investors has obtained an advance of $87,791,130 relating to the Hotel Investors Loan in order to facilitate the acquisition of the Additional Hotels and the Initial Hotels.

         Hotel Investors acquired the Scottsdale Downtown Property for $19,614,216 from SAHD Property, LP, the Lake Union Property for $35,801,212 from Westlake Hotel Property, LP and the Phoenix Airport Property for $21,351,707 from APRI Hotel Property, LP. In connection with the purchase of the Additional Hotels, Hotel Investors, as lessor, entered into three separate, long-term lease agreements. The lessee of the Additional Hotels is the same unaffiliated lessee. The leases on all seven Properties (the Additional Hotels and the Initial Hotels) are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business Description of Property Leases." The principal features of the leases are as follows:

0 The initial term of each lease expires in approximately 20 years, on December 28, 2018.

0 At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

0        The leases will require minimum rent payments as follows.

                                                      Minimum Annual Rent
                                              --------------------------------
                                                                 Year 2 and
                         Property                Year 1          Thereafter
           -------------------------------    --------------    --------------

           Scottsdale Downtown Property          $2,022,084        $2,072,636
           Lake Union Property                    3,690,847         3,783,118
           Phoenix Airport Property               2,201,207         2,256,237

0 In addition to minimum rent, for lease years one and two, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Additional Hotels and the Initial Hotels, in excess of a combined threshold of $47,540,000. For lease year three and thereafter, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Additional Hotels and the Initial Hotels, in excess of lease year two actual room revenues.

0 The tenant of the Additional Hotels will establish a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Additional Hotels (the "FF&E Reserve"). Deposits to the FF&E Reserve for each of the Additional Hotels will be made once every four weeks as follows: 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company.

0 The tenant under each lease is required to maintain, for up to three years from the commencement of the last lease for the Hotels to be executed (but the period will in no event end earlier than December 31, 2003), a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the leased Hotels during the one-year period. In addition, providing that all of the Hotels have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the leased Hotels equals 125% of total minimum rent due under the leases for 12 consecutive months; or that the lease is terminated pursuant to its terms (other than for an event of default).

         The estimated federal income tax basis of the depreciable portion of the Additional Hotels is as follows.

         Scottsdale Downtown Property           $16,943,000
         Lake Union Property                     29,296,000
         Phoenix Airport Property                19,298,000

         Each of the Additional Hotels are newly constructed hotels which recently commenced operations. The Scottsdale Downtown Property is located approximately 15 miles northeast of Phoenix Sky Harbor International Airport and has 176 guest rooms and four suites. The Lake Union Property is in downtown Seattle, near the University district and the Seattle Center area and has 248 guest rooms and two suites. The Phoenix Airport Property is located approximately three miles north of Phoenix Sky Harbor International Airport and has 200 guest suites. Other lodging facilities located in proximity to the Scottsdale Downtown Property include a Hampton Inn, a Fairfield Inn(R) by Marriott(R), a Holiday Inn, a Comfort Suites, a Quality Suites, a Days Inn and a Ramada. Other lodging facilities located in proximity to the Lake Union Property include a Residence Inn by Marriott, a Hampton Inn & Suites, a Cavanaugh's Inn, a Warwick Hotel, a Mayflower and a Roosevelt Hotel. Other lodging facilities located in proximity to the Phoenix Airport Property include a Double Tree Suites, an Embassy Suites, an Embassy Suites West, a Wyndham Garden Hotel and a Holiday Inn Select.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (b)       Pro forma financial information.

                       See Index to Pro Forma Financial Statements on page 4.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS



                                                                           Page
                                                                           ----

Pro Forma Consolidated Financial Information (Unaudited):

     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999     6

     Unaudited Pro Forma Consolidated Statement of Earnings for the
       Quarter Ended March 31, 1999                                          7

     Unaudited Pro Forma Consolidated Statement of Earnings for the Year
       Ended December 31, 1998                                               8

     Notes to Unaudited Pro Forma Consolidated Financial Statements for the
       Quarter Ended March 31, 1999 and the Year Ended December 31, 1998     9

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $90,749,397 in gross offering proceeds from the sale of 9,074,940 shares of common stock pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, for the period from inception through March 31, 1999 and the receipt of $3,684,745 from borrowings on a convertible loan, and the application of such funds to purchase two properties, to invest in an unconsolidated subsidiary which owned four properties as of March 31, 1999, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $55,638,495 in gross offering proceeds from the sale of 5,563,850 additional shares for the period April 1, 1999 through June 17, 1999, (iii) the application of such funds to invest an additional amount in the unconsolidated subsidiary described above which acquired three additional properties, to redeem 500 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, and (iv) the conversion of the $3,684,745 loan from related party to 387,868 shares of common stock, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii), (iii) and (iv) above as if they had occurred on March 31, 1999.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1999 and the year ended December 31, 1998, includes the historical operating results of the properties described in (i) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1998, to (B) the earlier of (1) the date the property was acquired by the Company or its unconsolidated subsidiary or (2) to the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999

                                                                                    Pro Forma
                        ASSETS                                    Historical       Adjustments         Pro Forma
                                                                 -------------     --------------    --------------

Land, buildings and equipment on operating leases,
    less accumulated depreciation of $615,000                     $28,137,549          $    --         $ 28,137,549
Investment in unconsolidated subsidiary                            25,841,816       13,842,633   (a)     39,684,449
Cash and cash equivalents                                          22,840,847       35,611,468   (a)     58,452,315
Restricted cash                                                       139,089               --              139,089
Certificates of deposit                                             5,747,142         (730,567 ) (a)      5,016,575
Receivables                                                            32,211           (4,383 ) (a)         27,828
Prepaid expenses                                                       16,946               --               16,946
Dividends receivable                                                  245,063               --              245,063
Accrued rental income                                                  60,065               --               60,065
Loan costs, less accumulated amortization of $50,800                   27,482               --               27,482
Other assets                                                        1,618,073        1,952,194   (a)      3,570,267
                                                                -------------     -------------       --------------


                                                                  $84,706,283      $50,671,345         $135,377,628
                                                                ==============    =============       ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Convertible loan from related party                                $3,684,745     $ (3,684,745 ) (a)        $    --
Accounts payable and accrued expenses                                  63,254               --               63,254
Due to related parties                                                423,292         (411,447 ) (a)         11,845
Security deposits                                                   1,417,500               --            1,417,500
Interest payable                                                       29,478          (29,478 ) (a)             --
Other payables                                                          4,901               --                4,901
                                                                --------------    -------------       --------------
       Total liabilities                                            5,623,170       (4,125,670 )          1,497,500
                                                                --------------    -------------       --------------

                 Stockholders' equity

Preferred stock, without par value.
    Authorized and unissued 3,000,000 shares                                --              --                    --
Excess shares, $.01 par value per share.
    Authorized and unissued 63,000,000 shares                               --              --                    --
Common stock, $.01 par value per share.
    Authorized 60,000,000 shares; issued and
       outstanding 9,094,940 shares; issued and
       outstanding, as adjusted, 15,026,764 shares                     90,949           59,318   (a)        150,267
Capital in excess of par value                                     79,776,666       54,737,697   (a)    134,514,363
Accumulated distributions in excess of net earnings                  (784,502 )             --             (784,502 )
                                                                --------------    -------------       --------------

       Total stockholders' equity                                  79,083,113       54,797,015          133,880,128
                                                                --------------    -------------       --------------


                                                                  $84,706,283      $50,671,345         $135,377,628
                                                                ==============    =============       ==============


                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 1999



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------

Revenues:
    Rental income from operating
       leases                                             $ 737,618                $   --              $ 737,618
    FF&E Reserve income                                      61,027                    --                 61,027
    Interest and other income                               292,864              (206,487 )  (3)          86,377
    Dividend income                                         241,843               362,765    (4)         604,608
                                                       -------------      ----------------       ----------------
                                                          1,333,352               156,278              1,489,630
                                                       -------------      ----------------       ----------------

Expenses:
    Interest expense and loan cost
       amortization                                         200,573                    --                200,573
    General operating and
       administrative                                       188,056                    --                188,056
    Professional services                                    21,206                    --                 21,206
    Asset management fees to related
       party                                                 49,565                 8,896    (7)          58,461
    State taxes                                               5,375                    --                  5,375
    Depreciation and amortization                           253,758                    --                253,758
                                                       -------------      ----------------       ----------------
                                                            718,533                 8,896                727,429
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary                               614,819               147,382                762,201

Equity in Loss of Unconsolidated
    Subsidiary                                             (184,539 )            (123,927 )  (9)        (308,466 )
                                                       -------------      ----------------       ----------------

Net Earnings
                                                          $ 430,280             $  23,455              $ 453,735
                                                       =============      ================       ================

Earnings Per Share of Common
    Stock:
       Basic                                               $   0.07                                     $   0.07
                                                       =============
                                                                                                 ================
       Diluted                                             $   0.06                                     $   0.07
                                                       =============                             ================

Weighted Average Number of Shares
    Outstanding:
       Basic                                              6,419,548                                    6,535,566
                                                       =============                             ================
       Diluted                                            8,244,160                                    6,535,566
                                                       =============                             ================




                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1998



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------

Revenues:
    Rental income from
       operating leases                                  $1,218,500            $1,706,732  (1)        $2,925,232
    FF&E Reserve income                                      98,099               140,000  (2)           238,099
    Interest income                                         638,862              (609,975 )(3)            28,887
    Dividend income                                              --               423,938  (4)           423,938
                                                       -------------
                                                                          ----------------       ----------------
                                                          1,955,461             1,660,695              3,616,156
                                                       -------------      ----------------       ----------------

Expenses:
    Interest expense and loan cost
       amortization                                         350,322               448,718  (5)           799,040
    General operating and
       administrative                                       167,951                92,733  (6)           260,684
    Asset management fees to
       related party                                         68,114               106,571  (7)           174,685
    Professional services                                    21,581                    --                 21,581
    Depreciation and amortization                           388,554               538,125  (8)           926,679
                                                       -------------      ----------------       ----------------
                                                            996,522             1,186,147              2,182,669
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary                            958,939               474,548              1,433,487

Equity in Loss of Unconsolidated
    Subsidiary                                                   --               (56,464 )(9)           (56,464 )
                                                       -------------      ----------------       ----------------

Net Earnings                                              $ 958,939             $ 418,084             $1,377,023
                                                       =============      ================       ================

Earnings Per Share of Common
    Stock (Basic and Diluted) (10)                         $   0.40                                     $   0.51
                                                       =============                             ================

Weighted Average Number of
    Shares of Common Stock
    Outstanding (10)                                      2,402,344                                    2,697,355
                                                       =============                             ================



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $55,638,495 from the sale of 5,563,850 shares during the period April 1, 1999 through June 17, 1999, the conversion of the $3,684,745 loan from related party to 387,868 shares of common stock, and the reimbursement for certificates of deposit and closing costs totalling $734,950 paid on behalf of CHI in connection with its permanent financing, used (i) to invest $13,842,633 ($653,708 of which had been recorded as other assets as of March 31, 1999) in an unconsolidated subsidiary which purchased three additional properties,
         (ii) to pay $29,478 in interest to related party in connection with convertible loan, (iii) to pay acquisition fees and costs of $2,673,091 ($67,189 of which was accrued as due to related parties at March 31, 1999), and to pay selling commissions and offering expenses of $4,865,883 which have been netted against stockholders' equity (a total of $344,258 of which was accrued as of March 31, 1999) and (iv) to redeem 500 shares of common stock for $4,600, leaving $35,611,468 for future investment.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of June 17, 1999, (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 1998, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                Date Pro Forma
                                                Date Placed     Property Became
                                                in Service      Operational as
                                              By the Company    Rental Property
                                              --------------    ---------------
             Residence Inn Buckhead (Lenox
               Park) in Atlanta, GA            July 31, 1998    January 1, 1998
             Residence Inn Gwinnett Place
               in Duluth, GA                   July 31, 1998    January 1, 1998

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1998 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1998.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E Reserve income was earned at approximately $10,000 per month, per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1998, through (B) the earlier of (i) the actual date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above and Note
         (4) below. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1998 and the quarter ended March 31, 1999.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


(4) Represents adjustment to dividend income earned on the Company's $24,778,630 investment at March 31, 1999, in the 9.76% Class B cumulative preferred stock of the unconsolidated subsidiary, for the period commencing (A) the later of (i) the date the properties owned by the unconsolidated subsidiary became operational by the previous owner or (ii) January 1, 1998, to (B) the earlier of (i) the date the properties owned by the unconsolidated subsidiary were acquired or (ii) the end of the pro forma period presented. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase four hotel properties which were operational prior to the Company's investment in the unconsolidated subsidiary. The following presents the actual date the unconsolidated subsidiary properties were acquired or placed in service by the unconsolidated subsidiary as compared to the date the unconsolidated subsidiary's properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings:

                                                                                     Pro forma
                                                                                Date Unconsolidated
                                                        Date Placed                 Subsidiary
                                                        in Service               Properties Became
                                                          By the                  Operational as
                                                 Unconsolidated Subsidiary        Rental Property
                                                 -------------------------        ---------------

               Residence Inn Las Vegas, NV           February 25, 1999             October 1, 1998
               Residence Inn Plano, TX               February 25, 1999             October 12, 1998
               Marriott Suites Dallas, TX            February 25, 1999             November 11, 1998
               Courtyard Plano, TX                   February 25, 1999             December 23, 1998
               Residence Inn Phoenix, AZ             June 16, 1999                 May 14, 1999
               Courtyard Scottsdale, AZ              June 16, 1999                 May 21, 1999
               Courtyard Seattle, WA                 June 16, 1999                 May 22, 1999

(5) Represents adjustment to interest expense incurred at a rate ranging from 8.05% to 8.8% per annum in connection with the assumed borrowings from the line of credit of $8,600,000 on January 1, 1998 for the period January 1, 1998 through July 31, 1998. Also represents amortization of the loan origination fee of $43,000 (.5% on the $8,600,000 from borrowings on the line of credit) and $19,149 of other miscellaneous closing costs, amortized under the straight-line method over a period of five years.

(6) The Company has incurred operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, CNL Hospitality Advisors, Inc. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. However, as a result of the increase in pro forma earnings for the year ended December 31, 1998, the Company's operating expenses no longer exceeded the Expense Cap. Therefore, this reimbursement was reversed for pro forma purposes.

(7) Represents increase in asset management fees relating to the Pro Forma Properties and the investment in unconsolidated subsidiary for the period commencing (A) the later of (i) the date the Pro Forma Properties and the unconsolidated subsidiary properties became operational by the previous owners or (ii) January 1, 1998, through (B) the earlier of (i) the date the Pro Forma Properties and the unconsolidated subsidiaries properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) and (4) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, including the investment in the unconsolidated subsidiary, as defined in the Company's prospectus.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


(8) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(9) Represents adjustment to equity in loss of unconsolidated subsidiary for the period commencing (A) the date the unconsolidated subsidiary's properties became operational by the previous owner, through (B) the earlier of (i) the date the properties were acquired by the unconsolidated subsidiary or (ii) the end of the pro forma period presented, as described in Note (4) above. The following represents the Company's share of net earnings or loss after deduction of preferred stock dividends declared for the pro forma period ending:

                                                      December 31,    March 31,
                                                          1998          1999
                                                      -----------     ---------

           Unconsolidated Subsidiary
               Earnings Before Preferred Dividend      $ 752,368     $ 616,738
           8% Class A Cumulative Preferred Stock
               (institutional investor)                 (442,261)     (639,654)
           9.76% Class B Cumulative Preferred Stock
               (the Company)                            (423,938)     (604,608)
           8% Class C Cumulative Preferred Stock
               (other investors)                         ( 1,402)       (2,000)
                                                       ----------   ----------
           Net Loss of Unconsolidated Subsidiary
               After Preferred Dividends               $(115,233)    $(629,524)
                                                       ==========    =========

           The Company's 49% Interest in the Loss of
               the Unconsolidated Subsidiary           $ (56,464)    $(308,466)
                                                       ==========    =========

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1999 and the year ended December 31, 1998.

         As a result of the two Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational since January 1, 1998, the Company assumed approximately 2,206,573 shares of common stock were sold, and the net offering proceeds were available for purchase of these properties. Due to the fact that approximately 1,929,115, of these shares of common stock were actually sold subsequently, during the period January 1, 1998 through May 21, 1998, the weighted average number of shares outstanding for the pro forma period was adjusted.

         In addition, as a result of the investment in the unconsolidated subsidiary being treated in the Pro Forma Consolidated Statements of Earnings as invested pro rata beginning on October 1, 1998 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment during the period October 1, 1998 through December 31, 1998 and the period January 1, 1999 through January 26, 1999. Due to the fact that approximately 857,020 of these shares of common stock were actually sold during the quarter ended March 31, 1999, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the quarter ended March 31, 1999 and the year ended December 31, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                               CNL HOSPITALITY PROPERTIES, INC.


Dated:  June 28, 1999                          By:   /s/ Robert A. Bourne
                                                    ----------------------------
                                                    ROBERT A. BOURNE, President